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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     October 21, 2005

TRIMAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	333-100351	38-2687639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
39400 Woodward Avenue, Suite 130, Bloomfield Hills, Michigan		48304
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code     (248) 631-5400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD.

The Company's only public security holders are holders of its 9 7/8% senior subordinated notes due 2012. The Company held an Investor Communications Meeting at its Tekonsha, Michigan facility on October 19, 2005 to provide a business overview on its Cequent Transportation Accessories Group. In the course of the meeting, the Company expressed its view on the following:

1.	Third quarter 2005 consolidated EBITDA for the Company is expected to meet market expectations. For the quarter, total Company debt could be down by as much as $30 million.

2.	Cequent's cost reduction initiatives are on target with the Company's goal for Cequent of $15 million.

3.	Based on present market conditions, fourth quarter consolidated EBITDA for the Company is expected to improve on a year over year basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMAS CORPORATION
Date: October 21, 2005	By: /s/ Grant H. Beard Name: Grant H. Beard Title: Chief Executive Officer